Exhibit 4.1

PPL ELECTRIC UTILITIES CORPORATION

TO

THE BANK OF NEW YORK MELLON

Trustee

_____________________________

Supplemental Indenture No. 11
Dated as of  July 1, 2011

_____________________________

Supplemental to the Indenture
dated as of August 1, 2001

_____________________________

Providing for Certain Amendments to said Indenture

Supplemental Indenture No. 11

SUPPLEMENTAL INDENTURE No. 11, dated as of the 1st day of July, 2011, made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania, having its principal corporate offices at Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of August 1, 2001 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 11 being supplemental thereto.  The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”

RECITALS OF THE COMPANY

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered to the Trustee Supplemental Indentures for the purposes recited therein and for the purpose of creating series of securities as set forth in Schedule A hereto.

The Company desires to (a) change the bonding ratio contemplated in Section 1603 of the Original Indenture and to make corresponding changes, as contemplated in Section 101 of this Supplemental Indenture No. 11 and set forth in Schedule B hereto and (b) correct a defective cross reference in the Original Indenture as set forth in Section 102 hereof, all such changes to be made pursuant to clause (1) in Section 1301 of the Original Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 11 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows:

ARTICLE ONE

Amendments

SECTION 101. Amendments to Original Indenture to Change Bonding Ratio

The Original Indenture, as heretofore amended, is hereby further amended as set forth on Schedule B to this Supplemental Indenture; provided, however, that

(a)  the amendments set forth on Schedule B shall not become effective until there shall have been delivered to the Trustee, in connection with the authentication and delivery of Securities, the release of Funded Property, the withdrawal of cash or any other purpose, an Expert's Certificate under Section 1603(b)(ii) of the Original Indenture in clause (9) of which there shall be stated as an additional deduction to be made pursuant to such clause (9) an amount equal to or greater than $153,760,163.00;

(b)  clause (9) of the first such Expert's Certificate delivered after July 8, 2011 for any such purpose shall contain such additional deduction; and

(c)  such amendments shall become effective, without further act, simultaneously with the effectiveness of the delivery of such Expert's Certificate (so that such Expert's Certificate and any other documents delivered to the Trustee together therewith shall reflect such amendments).

SECTION 102. Corrective Amendment to Original Indenture

The reference to clause (I) contained in Section 1603(b)(ii)(11) of the Original Indenture, as heretofore amended, is hereby changed to clause (9).

ARTICLE TWO

Miscellaneous Provisions

SECTION 201. This Supplemental Indenture No. 11 is a supplement to the Original Indenture, as heretofore amended and supplemented.  As amended and supplemented by this Supplemental Indenture No 11, the Original Indenture, as heretofore amended and supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore amended and supplemented, and this Supplemental Indenture No. 11 shall together constitute the Indenture.

SECTION 202. The recitals contained in this Supplemental Indenture No. 11 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 11.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 11 to be duly executed as of the day and year first written above.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel
Name: James E. Abel
Title: Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teisha Wright
Name: Teisha Wright
Title: Senior Associate

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS.:
COUNTY OF LEHIGH	)

On this 8th day of July, 2011, before me, a notary public, the undersigned, personally appeared James E. Abel, who acknowledged himself to be the Treasurer of PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Deborah A. Muhr
Notary Public

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On this 8th day of July, 2011, before me, a notary public, the undersigned, personally appeared Teisha Wright, who acknowledged himself/herself to be a Senior Associate of THE BANK OF NEW YORK MELLON, a corporation and that he/she, as Senior Associate, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself or herself as Senior Associate.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Danny Lee
Notary Public

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
101 Barclay Street, 4th Floor
New York, New York 10286
Attn:  Global Structured Finance

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teisha Wright

SCHEDULE A

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding1
1	August 1, 2001	First	Senior Secured Bonds, 5 7/8% Series due 2007	$300,000,000	$300,000,000	None
1	August 1, 2001	Second	Senior Secured bonds, 6 ¼% Series due 2009	$500,000,000	$500,000,000	None
2	February 1, 2003	Third	Senior Secured Bonds, 3.125% Pollution Control Series due 2008	$90,000,000	$90,000,000	None
3	May 1, 2003	Fourth	Senior Secured Bonds, 4.30% Series due 2013	$100,000,000	$100,000,000	None
4	February 1, 2005	Fifth	Senior Secured Bonds, 4.70% Pollution Control Series due 2029	$115,500,000	$115,500,000	$115,500,000
5	May 1, 2005	Sixth	Senior Secured Bonds, 4.75% Pollution Control Series due 2027	$108,250,000	$108,250,000	$108,250,000
6	December 1, 2005	Seventh	Senior Secured Bonds, 4.95% Series due 2015	$100,000,000	$100,000,000	$100,000,000
6	December 1, 2005	Eighth	Senior Secured Bonds, 5.15% Series due 2020	$100,000,000	$100,000,000	$100,000,000
7	August 1, 2007	Ninth	Senior Secured Bonds, 6.45% Series due 2037	$250,000,000	$250,000,000	$250,000,000
8	October 1, 2008	Tenth	Senior Secured Bonds, 7.125% Series due 2013	$400,000,000	$400,000,000	$400,000,000
9	October 1, 2008	Eleventh	Senior Secured Bonds, Variable Rate Pollution Control Series 2008	$90,000,000	$90,000,000	$90,000,000
10	May 1, 2009	Twelfth	First Mortgage Bonds, 6.25% Series due 2039	$300,000,000	$300,000,000	$300,000,000

1   As of July 1, 2011.  The Company has called the Securities of the Tenth Series for redemption on July 26, 2011.

SCHEDULE B

Amendments to Original Indenture
(as heretofore amended)

The Original Indenture, as heretofore amended, is hereby further amended to change the bonding ratio from one hundred percentum (100%) to sixty-six and two-thirds percentum (66-2/3%) and to make corresponding changes, as specifically set forth below:

1.           (a)  Section 1603(a) of the Original Indenture is hereby amended by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of” immediately following the word “exceeding”; and

(b)           Section 1603(b)(ii)(12) of the Original Indenture is hereby amended by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of” immediately following the word “exceed”.

2.           Section 104(b)(ii) of the Original Indenture is hereby amended by inserting at the beginning of each of clauses (2) and (3) thereof the phrase “one hundred fifty percentum (150%) of”.

3.           Section 1206 of the Original Indenture is hereby amended by inserting the phrase “an amount equal to one hundred fifty percentum (150%) of” immediately following the word “exceeds” in the first sentence thereof.

4.           Section 1706(a) of the Original Indenture is hereby amended by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of”

(a)           immediately following the word “exceeding” in clause (ii)(C)(1) thereof;

(b)           immediately following the words “equal to” in clause (ii)(C)(2)(I)(y) thereof;

(c)           immediately following the word “exceeding” in clause (ii)(C)(2)(II) thereof; and

(d)           immediately following the word “exceeding” in clause (iii)(G)(1) thereof.

5.           Section 1707 of the Original Indenture is hereby amended by deleting from clause (c)(i) thereof the phrase “ten-sevenths (10/7)” and inserting in lieu thereof the phrase “one hundred fifty percentum (150%)”;

6.           Section 1803 of the Original Indenture is hereby amended by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of”

(a)           immediately following the word “which” in the lead-in to clause (d) in the first paragraph of Section 1803;

(b)           immediately following the words “equal to” in each of subclauses (i), (ii) and (iv) of clause (d) in the first paragraph of Section 1803 thereof; and

(c)           immediately following the words “equal in principal amount to” in the first sentence of the second paragraph of Section 1803.

7.           Section 1806 of the Original Indenture is hereby amended by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of” immediately following the words “equal to” in clause (a) in the first paragraph thereof.

8.           Section 1807 of the Original Indenture is hereby amended by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of” immediately following the words “equal to” in clause (d) in the first sentence thereof.

9.           Section 1815(b) of the Original Indenture is hereby amended by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of” immediately following the word “exceed” in the proviso contained in the second paragraph thereof.